UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 6, 2023

Perspective Therapeutics, Inc. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

2401 Elliott Avenue, Suite 320, Seattle, Washington 98121
(Address of Principal Executive Offices) (Zip Code)

(509) 375-1202
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CATX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on October 6, 2023, Perspective Therapeutics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved the Company’s Second Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated Plan”) which, among other things, (a) increased the aggregate number of shares of common stock authorized for issuance under the Amended and Restated Plan by 10,000,000 for a total of 56,000,000 shares of common stock, (b) implemented an “evergreen” provision, which contemplates that on the first day of each fiscal quarter beginning after the date of the Annual Meeting, unless the Board of Directors of the Company (the “Board”) determines otherwise, the number of shares of common stock authorized for issuance under the Amended and Restated Plan will be adjusted to be (subject to adjustment in the event of stock splits and other similar events) the greater of 56,000,000 shares of common stock or 13% of the number of shares of common stock issued and outstanding on the last day of the immediately preceding fiscal quarter, and (iii) extended the term of the Amended and Restated Plan such that it will be terminated, if not earlier terminated, on the ten-year anniversary of the Annual Meeting.

A summary of the Amended and Restated Plan is set forth in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on August 22, 2023. The summary and the above description of the Amended and Restated Plan do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 6, 2023, the Company held the Annual Meeting. Of the 280,571,026 shares of common stock outstanding and entitled to vote at the Annual Meeting, 159,641,196 shares (or 56.90%) were represented, either in person or by proxy, constituting a quorum. The following is a summary of the matters voted on at the Annual Meeting and the final voting results.

Proposal One–The Election Proposal. The stockholders of the Company elected Lori A. Woods, Heidi Henson, Frank Morich, M.D., Ph.D., Johan (Thijs) Spoor and Robert Froman Williamson, III to the Board to hold office until the Company’s 2024 Annual Meeting of Stockholders and until his or her successor has been elected and qualified. The votes were cast as follows:

	For	Withheld	Broker Non-Votes
Lori A. Woods	68,400,128	52,284,566	38,956,502
Heidi Henson	114,367,779	6,316,915	38,956,502
Frank Morich, M.D., Ph.D.	115,501,908	5,182,786	38,956,502
Johan (Thijs) Spoor	116,682,954	4,001,740	38,956,502
Robert Froman Williamson, III	115,263,147	5,421,547	38,956,502

Proposal Two–The Auditor Ratification Proposal. The stockholders of the Company ratified the appointment of Assure CPA, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
157,017,305	2,288,100	335,791	-

Proposal Three–The Equity Incentive Plan Amendment Proposal. The stockholders of the Company approved the Amended and Restated Plan. The votes for were cast as follows:

For	Against	Abstain	Broker Non-Votes
85,355,425	30,033,789	5,295,480	38,956,502

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Perspective Therapeutics, Inc. Second Amended and Restated 2020 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2023

Perspective Therapeutics, Inc.

By: /s/ Johan (Thijs) Spoor
Johan (Thijs) Spoor
Chief Executive Officer